Exhibit 99.1

Regina Graul, Ph.D., Promoted to Chief Executive Officer

CAMBRIDGE, Mass., August 7, 2024 – Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), today announced that Regina Graul, Ph.D., has been promoted to Chief Executive Officer, President, and member of the Board of Directors. Since Dr. Graul joined Cyclerion as President in early December 2023, she has strengthened all aspects of the company. She has been working closely with the Board of Directors to prioritize building shareholder value by reducing Cyclerion’s operating costs while leading a world-class search and evaluation team, currently triaging multiple business development prospects for which Cyclerion believes it is well suited.

“From the day Regina arrived at Cyclerion, she has done impressive work, quickly assessing the state of the company, challenging the status quo and executing on strategic objectives. She has been the momentum, driving the assessment of new therapies for patients, and looking for ways to enhance value for shareholders,” said Errol DeSouza, Ph.D., Chairperson of Cyclerion Therapeutics. “What Cyclerion has accomplished under her leadership in this short time is notable, and we have great confidence in her ability to steer Cyclerion to a new era of growth and success.”

“I am enthusiastic about stepping into the CEO role and continuing to shepherd the evolution of Cyclerion.” said Dr. Graul. “In partnership with the finance team, we have reduced operational costs while forming a top-notch diligence team – comprised of external experts in their respective fields – currently in advanced stages of conducting promising asset evaluations. With multiple exciting possibilities to choose from, we look forward to building a vibrant new future for Cyclerion.”

Graul continued, “I have a clear view of the amount of work and risks that we are facing, but I believe we have the know-how and grit to build upon Cyclerion’s current foundation to achieve new heights and unlock value for both patients and shareholders.”

About Regina Graul

Dr. Graul has a proven track record of being a catalyst for progress across a variety of positions in the biopharmaceutical industry over the past 20+ years. She is a growth-oriented leader, prioritizing innovation and nurturing a culture of creativity. Prior to her appointment as President in December 2023, Regina was Vice President at EQRx, where she led, in parallel, multiple large cross-functional development teams in oncology. Previously, she served as the head of internal innovation, was a strategic program leader, and partnered with business development to identify licensing opportunities at Cyclerion. Her industry career began at Ironwood Pharmaceuticals (formerly Microbia Inc.) after completing a postdoctorate at MIT, as a medicinal chemist inventing molecules that transitioned to the clinic. She received her Ph.D. in synthetic organic chemistry from Rice University and her B.A. in chemistry from Saint Anselm College.

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should”, “positive”, or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about pursuing collaborations, licenses, mergers, acquisitions and/or other targeted investments aimed at enhancing shareholder value. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, those under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 5, 2024, and in our Form 10-Q filed with the SEC on August 7, 2024, as well as our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

Investor & Media Relations

Email: IR@cyclerion.com